EXHIBIT 5
[Baker & Hostetler LLP Letterhead]
November 3, 2006
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (“Cardinal Health” or the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of $350,000,000 aggregate principal amount of Floating Rate Notes due 2009 and $500,000,000 aggregate principal amount of 5.80% Notes due 2016 (together, the “Exchange Notes”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for like principal amounts of the issued and outstanding Floating Rate Notes due 2009 and 5.80% Notes due 2016 (together, the “Restricted Notes”) of the Company under the Indenture, dated as of April 18, 1997, and the First Supplemental Indenture, dated as of October 3, 2006 (together, the “Indenture”), by and between the Company and The Bank of New York Trust Company, N.A. (successor trustee to J.P. Morgan Trust Company, National Association, successor trustee to Bank One, N.A., formerly known as Bank One, Columbus, N.A.) as trustee, as contemplated by the Registration Rights Agreement, dated as of October 3, 2006, by and among the Company and the Initial Purchasers named therein.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement, records of the corporate proceedings of the Company and such other agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and

Cardinal Health, Inc.

the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
     Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that when (i) the Registration Statement, as finally amended (including any post-effective amendments) becomes effective and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     It is understood that this opinion is to be used only in connection with the offer and sale of the Exchange Notes while the Registration Statement is in effect.
     This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Exchange Notes.
     This opinion is limited to matters of federal and Ohio law, and we express no opinion herein as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-4 relating to the Exchange Notes and the reference to us under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Cardinal Health, Inc.

Very truly yours,
/s/ Baker & Hostetler LLP